Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-188570 on Form S-8 of our report dated June 29, 2022 appearing in this Annual Report on Form 11-K of Farmers National Bank 401(k) Retirement Savings Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 29, 2022